Exhibit 99.1

BrightSpring Health Services, Inc. Reports Financial Results for Fourth Quarter and Full Year 2023 and Provides Full Year 2024 Guidance

LOUISVILLE, Ky., Feb. 29, 2024 (GLOBE NEWSWIRE) — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG) announced today financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•	Net revenue of $2,375 million, up 20.5% compared to $1,971 million in the fourth quarter of 2022

•	Net revenue growth was negatively impacted by 1.6% due to the Q4 2022 Workforce Solutions divestiture

•	Gross profit of $369 million, or 15.5% of revenue, up 9.2% compared to $338 million, or 17.1% of revenue, in the fourth quarter of 2022

•	Gross profit growth was negatively impacted by 1.4% due to the Q4 2022 Workforce Solutions divestiture and by 5.2% due to a one-time Q4 2022 payer rate adjustment

•	Net loss of $7 million, or $(0.06) per diluted share, compared to net loss of $56 million, or $(0.48) per diluted share in the fourth quarter of 2022

•	Adjusted EBITDAI of $143 million, up 2.5% compared to $139 million in the fourth quarter of 2022

•	Adjusted EBITDAI growth was negatively impacted by 1.3% due to Q4 2022 Workforce Solutions divestiture and by 12.7% due to Q4 2022 payer rate adjustment

•	Cash flow from operations of $162 million

Full Year 2023 Financial Highlights

•	Net revenue of $8,826 million, up 14.3% compared to $7,721 million in full year 2022

•	Net revenue growth was negatively impacted by 4.2% due to Q4 2022 Workforce Solutions divestiture

•	Gross profit of $1,434 million, or 16.2% of revenue, up 5.9% compared to $1,354 million, or 17.5% of revenue, in full year 2022

•	Gross profit growth was negatively impacted by 2.8% due to Q4 2022 Workforce Solutions

•	Net loss of $155 million, or $(1.31) per diluted share, compared to net loss of $54 million, or $(0.46) per diluted share in full year 2022

•	Adjusted EBITDAI of $538 million, up 2.9% compared to $523 million in full year 2022

•	Adjusted EBITDA growth was negatively impacted by 4.1% due to Q4 2022 Workforce Solutions divestiture

Jon Rousseau, Chief Executive Officer, stated, “I am proud to announce that we closed out a very successful 2023 with strong momentum in both the Pharmacy and Provider segments and am thankful for the efforts of dedicated employees across the country. We positively impact hundreds of thousands of individuals living with complex health conditions through our complementary and high-quality services that improve outcomes and reduce cost. Our consistent performance is reflective of our team’s ongoing

I

Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP.

commitment to provide better care access, coordination, and results for patients. We have a proven track record of growth at scale and are confident in our ability to continue to deliver the multiple and comprehensive services that complex patients require. We are proud of the full year financial results we delivered in 2023 and are excited to build on the momentum in the years ahead as we continue to execute our differentiated strategy as a public company.”

Full Year 2024 Financial Guidance

For the full year 2024, BrightSpring is providing the below guidance, which excludes the effects of any future acquisitions.

•	Net revenue of $9,350 million to $9,500 million, or 5.9% to 7.6% growth over 2023

•	Pharmacy Segment Revenue of $6,950 million to $7,050 million, or 6.6% to 8.1% growth over full year 2023

•	Provider Segment Revenue of $2,400 million to $2,450 million, or 4.2% to 6.3% growth over full year 2023

•	Adjusted EBITDAII of $550 million to $564 million, or 2.3% to 4.9% growth over full year 2023

•	2024 Adjusted EBITDA guidance excludes certain quality incentive payments received in prior years, and, if received again, would result in potential upside

Conference Call Details

BrightSpring will host a conference call to discuss its financial results later today at 8:30 a.m. EST. The conference call can be accessed via a live audio webcast that will be available online on the Company’s investor relations website at https://ir.brightspringhealth.com under the “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

The webcast may be accessed directly at https://edge.mediaserver.com/mmc/p/afv2jeob

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the fourth quarter results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services is the parent company of leading healthcare service lines that provide complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the company’s high-quality and impactful pharmacy, primary care and home health care, and rehabilitation and behavioral health services, and through its skilled and dedicated employees, we provide comprehensive care and clinical solutions in all 50 states to over 400,000 customers, clients and patients daily. For more information, visit www.brightspringhealth.com.

II

A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net (loss) income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

•	our operation in a highly competitive industry;

•	our inability to maintain relationships with existing patient referral sources or establish new referral sources;

•	changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;

•	cost containment initiatives of third-party payors, including post-payment audits;

•

the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;

•	changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;

•	our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;

•	changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;

•	changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;

•	reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;

•	federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;

•	fluctuation of our results of operations on a quarterly basis;

•	labor relation matters;

•	limited ability to control reimbursement rates received for our services;

•	delays in collection or non-collection of our accounts receivable, particularly during the business integration process;

•	failure to manage our growth effectively may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;

•	our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives;

•	continuing to provide consistently high quality of care;

•	maintenance of our corporate reputation;

•	contract continuance, expansion and renewal with our existing customers;

•	effective investment in, improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;

•

security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information, cause a loss of confidential patient data, employee data, personal information, or prevent access to critical information and expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;

•	risks related to credit card payments and other payment methods;

•	potential substantial malpractice or other similar claims;

•	various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits;

•	our current insurance program may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;

•	factors outside of our control, including those listed, have required and could in the future require us to record an asset impairment of goodwill;

•	a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19;

•	inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations; and

•	our inability to adequately protect our intellectual property rights.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net (loss) income as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net (loss) income before income tax expense (benefit), interest expense, and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, goodwill impairment, legal costs associated with certain historical matters for PharMerica and settlement costs associated with the Silver matter, significant projects, management fees, and unreimbursed COVID-19 related costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

Contact

Media Contact:

Leigh White

leigh.white@brightspringhealth.com

502.630.7412

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2023 and 2022

(In thousands, except share and per share data)

(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$13,071	$13,628
Accounts receivable, net of allowance for credit losses	881,627	775,843
Inventories	402,776	430,517
Prepaid expenses and other current assets	159,167	124,268

Total current assets	1,456,641	1,344,256

Property and equipment, net of accumulated depreciation of $368,089 and $296,039 at December 31, 2023 and 2022, respectively	245,908	229,081
Goodwill	2,608,412	2,576,081
Intangible assets, net of accumulated amortization	881,476	975,862
Operating lease right-of-use assets, net	267,446	246,194
Other assets	72,838	69,664

Total assets	$5,532,721	$5,441,138

Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$641,607	$526,916
Accrued expenses	492,363	297,737
Current portion of obligations under operating leases	71,053	67,230
Current portion of obligations under financing leases	11,141	10,218
Current portion of long-term debt	32,273	30,407

Total current liabilities	1,248,437	932,508

Obligations under operating leases, net of current portion	201,655	184,609
Obligations under financing leases, net of current portion	22,528	20,303
Long-term debt, net of current portion	3,331,941	3,364,302
Deferred income taxes, net	23,668	79,391
Long-term liabilities	91,943	75,943

Total liabilities	4,920,172	4,657,056

Redeemable noncontrolling interests	27,139	29,306
Shareholders’ equity:
Common stock, $0.01 par value, 137,398,625 shares authorized, 117,857,055 and 117,860,839 shares issued and outstanding at December 31, 2023 and 2022, respectively	1,179	1,179
Additional paid-in capital	771,336	778,121
Accumulated deficit	(200,319)	(45,716)
Accumulated other comprehensive income	12,544	21,192

Total shareholders’ equity	584,740	754,776

Noncontrolling interest	670	—

Total equity	585,410	754,776

Total liabilities, redeemable noncontrolling interests, and equity	$5,532,721	$5,441,138

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2023 and 2022

(In thousands, except per share amounts)

(unaudited)

	For the Year Ended December 31,
	2023	2022
Revenues:
Products	$6,522,450	$5,264,423
Services	2,303,725	2,456,137

Total revenues	8,826,175	7,720,560
Cost of goods	5,840,716	4,635,404
Cost of services	1,551,665	1,730,912

Gross profit	1,433,794	1,354,244
Selling, general and administrative expenses	1,286,614	1,125,558
Goodwill impairment loss	—	40,856

Operating income	147,180	187,830
Interest expense, net	324,593	233,584

Loss before income taxes	(177,413)	(45,754)
Income tax (benefit) expense	(20,578)	8,465

Net loss	(156,835)	(54,219)
Net loss attributable to noncontrolling interests	(2,232)	(312)

Net loss attributable to BrightSpring Health Services, Inc. and subsidiaries	$(154,603)	$(53,907)

Net loss per common share attributable to BrightSpring Health Services, Inc. and subsidiaries:
Loss per share - basic:	$(1.31)	$(0.46)
Loss per share - diluted:	$(1.31)	$(0.46)
Weighted average shares outstanding:
Basic	117,868	117,840
Diluted	117,868	117,840

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended December 31, 2023 and 2022

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	December 31,
	2023	2022
Revenues:
Products	$1,785,457	$1,379,092
Services	589,087	591,544

Total revenues	2,374,544	1,970,636
Cost of goods	1,614,641	1,218,697
Cost of services	391,188	414,294

Gross profit	368,715	337,645
Selling, general and administrative expenses	300,453	288,623
Goodwill impairment loss	—	25,456

Operating income	68,262	23,566
Interest expense, net	83,054	75,719

Loss before income taxes	(14,792)	(52,153)
Income tax (benefit) expense	(7,591)	4,530

Net loss	(7,201)	(56,683)
Net loss attributable to noncontrolling interests	(664)	(525)

Net loss attributable to BrightSpring Health Services, Inc. and subsidiaries	$(6,537)	$(56,158)

Net loss per common share attributable to BrightSpring Health Services, Inc. and subsidiaries:
Loss per share - basic:	$(0.06)	$(0.48)
Loss per share - diluted:	$(0.06)	$(0.48)
Weighted average shares outstanding:
Basic	117,857	117,858
Diluted	117,857	117,858

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2023 and 2022

(In thousands)

(unaudited)

	For the Years Ended
	December 31,
	2023	2022
Operating activities:
Net loss	$(156,835)	$(54,219)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	202,336	203,970
Impairment of long-lived assets	10,631	10,821
Goodwill impairment	—	40,856
Provision for credit losses	23,237	15,065
Amortization of deferred debt issuance costs	20,916	20,439
Share-based compensation	3,917	3,547
Deferred income taxes, net	(52,632)	(27,962)
Loss on divestiture	—	5,502
Loss (gain) on disposition of fixed assets	349	(903)
Other	(572)	2,696
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(127,246)	(150,466)
Prepaid expenses and other current assets	(34,899)	(24,280)
Inventories	28,660	(131,833)
Trade accounts payable	105,649	133,466
Accrued expenses	193,633	(46,035)
Other assets and liabilities	(6,361)	(5,317)

Net cash provided by (used in) operating activities	$210,783	$(4,653)

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

For the years ended December 31, 2023 and 2022

(In thousands)

(unaudited)

	For the Years Ended
	December 31,
	2023	2022
Investing activities:
Purchases of property and equipment	$(73,527)	$(70,113)
Acquisitions of businesses, net of cash acquired	(63,058)	(42,459)
Proceeds from sale of business, net of cash divested	—	155,793
Other	2,152	2,135

Net cash (used in) provided by investing activities	$(134,433)	$45,356

Financing activities:
Long-term debt repayments	(30,441)	(40,721)
Repayments of swingline debt, net	(24,100)	(17,300)
Repurchase of shares of common stock	(650)	—
Shares issued under share-based compensation plan, including tax effects	598	234
Repurchase of stock options	(10,000)	—
Payment of acquisition earn-outs	(1,453)	(4,364)
Distributions to redeemable noncontrolling interests	—	(750)
Investment in noncontrolling interests	735	—
Payment of financing lease obligations	(11,596)	(10,909)

Net cash used in financing activities	$(76,907)	$(73,810)

Net decrease in cash and cash equivalents	(557)	(33,107)
Cash and cash equivalents at beginning of year	13,628	46,735

Cash and cash equivalents at end of year	$13,071	$13,628

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$303,530	$213,308
Income taxes, net of refunds	$37,499	$28,851
Supplemental schedule of non-cash investing and financing activitites:
Notes issued and contingent liabilitites assumed in connection with acquisitions	$7,519	$5,134
Financing lease obligations	$11,562	$10,652
Repurchases of common stock in accounts payable	$650	$—
Purchases of property and equipment in accounts payable	$12,981	$4,597
Acquisition consideration in accounts payable	$2,500	$—

BRIGHTSPRING HEALTH SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

For the years and quarters ended December 31, 2023 and 2022

(In thousands)

The following table reconciles net loss to EBITDA and Adjusted EBITDA:

($ in thousands)	Year Ended		Quarter Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net loss	$(156,835)	$(54,219)	$(7,201)	$(56,683)
Income tax (benefit) expense	(20,578)	8,465	(7,591)	4,530
Interest expense, net	324,593	233,584	83,054	75,719
Depreciation and amortization	202,336	203,970	51,012	53,311

EBITDA	$349,516	$391,800	$119,274	$76,877
Non-cash share-based compensation	3,917	3,547	1,817	1,297
Acquisition, integration, and transaction-related costs	20,734	38,023	6,980	21,249
Restructuring and divestiture-related and other costs	21,848	29,320	5,676	6,834
Goodwill impairment	—	40,856	—	25,456
Legal costs and settlements	127,695	9,157	5,989	3,520
Significant projects	8,379	3,570	1,480	1,477
Management fee	5,631	4,922	1,383	1,433
Unreimbursed COVID-19 related costs	88	1,348	—	951

Total adjustments	$188,292	$130,743	$23,325	$62,217

Adjusted EBITDA	$537,808	$522,543	$142,599	$139,094

Revenue	8,826,175	7,720,560	2,374,544	1,970,636
Adjusted EBITDA Margin	6.1%	6.8%	6.0%	7.1%